EXHIBIT 23.2




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of our report dated December 27, 2012 relating to the consolidated balance sheets of Vanguard Energy Corporation as of September 30, 2012 and 2011 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years ended September 30, 2012 and 2011.


/s/ Briggs & Veselka Co.
Houston, Texas
September 16, 2013